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                                                                   EXHIBIT 10.14

                       SELLER NOTE MODIFICATION AGREEMENT

BETWEEN:

MAKER: Accent Optical Technologies, Inc. (formerly Accent Semiconductor Technologies, Inc.)

And

PAYEE:   Bio-Rad Laboratories, Inc.

And

BANK:    Comerica Bank-California

SELLER NOTE:

That certain Seller Note of Maker in favor of Payee in the original principal amount of $8,000,000 dated July 31, 2000.

                                    RECITALS

         a.       Payee is the holder of the Seller Note.

         b. Bank is providing up to $7,500,000 in credit facilities to Payee pursuant to a Loan and Security Agreement dated December 18, 2002 between Maker, AOTI Operating Company, Inc. and Bank ("Comerica Debt").

         c. A portion of the Comerica Debt will be used to pay off the debt of Payee to Fleet National Bank, which debt was "Designated Senior Debt" as defined under the terms of the Seller Note.

         d. The payment obligations and security interests (if any) under the Seller Note are subordinated to Designated Senior Debt and Designated Senior Debt enjoys certain other protections for payment under the terms of the Seller Note.

         e. Because the Comerica Debt is less than $25,000,000, it cannot be designated as Designated Senior Debt under the current provisions of the Seller Note.

         f. The parties hereto desire to amend the Seller Note to allow for the designation of the Comerica Debt as Senior Debt and Designated Senior Debt as those terms are defined in the Seller Note.

         g. The Bank would be unwilling to provide the Comerica Debt without this amendment, and Payee acknowledges that the Comerica Debt is beneficial to Maker and thus indirectly benefits Payee.

                                    AGREEMENT

Maker, Payee and Bank agree as follows:

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         1.       The Comerica Debt (specifically the "Obligations", as that term is defined in the Loan and Security Agreement referred to above) is hereby designated as Senior Debt and Designated Senior Debt under the Seller Note.

         2. Maker and Payee will not further amend, modify or alter the terms of the Seller Note without the consent of Bank, which consent will not be unreasonably withheld as to matters not affecting the subordination of the Seller Note to the Comerica Debt.

         3. Except as specifically addressed in this Seller Note Modification Agreement, all other terms and conditions of the Seller Note remain in full force and effect.

         4. This Seller Note Modification Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purposes of this agreement.

         Effective as of the 18th day of December, 2002.

MAKER:                               PAYEE:
Accent Optical Technologies, Inc.    Bio-Rad Laboratories, Inc.

By:   /s/                             By: /s/
    ------------------------------        -------------------------------
Its: President                        Its: Vice President and General Counsel

BANK:
Comerica Bank-California

By:   /s/
    ------------------------------
Its: Vice President

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